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                                                                  Exhibit 3.1


                                    FORM OF
                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 PROSOURCE, INC.


                  ProSource, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  1. The name of the Corporation is ProSource, Inc. The Corporation was originally incorporated under the name Onex Distribution, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was May 13, 1992.

                  2. This Restated Certificate of Incorporation has been duly adopted by unanimous written consent of the directors of the Corporation and written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware, and, pursuant to Section 228(d), notice has been provided to stockholders who have not consented in writing to such action. This Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation, as previously amended.

                  FIRST: The name of the Corporation is ProSource, Inc.

                  SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware (New Castle County). The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time (the "GCL").

                  FOURTH:

                  SECTION 1. The aggregate number of shares of stock which the Corporation shall have authority to issue is 70,000,000 shares, of which (i) 10,000,000 shares shall be preferred stock, par value $0.01 per share (the "Preferred Stock"), (ii) 50,000,000 shares shall be Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), and (iii) 10,000,000 shares shall be Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"). The Class A Common Stock and the Class B Common Stock are collectively referred to herein as the "Common Stock." All of such shares shall be issued as fully paid and non-assessable shares, and the holder thereof shall not be liable for any further payments in respect thereof.



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                  SECTION 2. The preferences, designations and relative rights of the shares of each class and the qualifications, limitations or restrictions thereof shall be as follows:

         A.       Preferred Stock.

                  1. The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, preferences, rights and qualifications, limitations or restrictions thereof, and such distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions adopted by the Board of Directors of the Corporation (the "Board of Directors") providing for the issue of such shares of Preferred Stock from time to time pursuant to authority to do so which is hereby vested in the Board of Directors.

                  2. Each series of shares of Preferred Stock (a) may have such voting rights or powers, full or limited, or may be without voting rights or powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock.

                  3. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of Preferred Stock may be made dependent upon facts ascertainable outside of the resolution or resolutions adopted by the Board of Directors providing for the issue of such Preferred Stock pursuant to the authority vested in the Board of Directors by this Section 2A of Article Fourth, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such Preferred Stock. The term "facts" as used in the preceding sentence shall have the meaning given to it in Section 151(a) of the GCL.

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                  4. Shares of Preferred Stock of any series that have been
redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable have been converted into or exchanged for shares of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be reissued as a part of the series of which they were originally a part or as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to any conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

         B.       Common Stock.

                  Except as otherwise provided in this Section 2B of Article Fourth or as otherwise required by applicable law, all shares of Class A Common Stock and Class B Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

                  1. Voting Rights. Except as otherwise provided in this Section 2B of Article Fourth or as otherwise required by applicable law, holders of Class A Common Stock shall be entitled to one (1) vote per share on all matters to be voted on by the stockholders of the Corporation, and the holders of Class B Common Stock shall be entitled to ten (10) votes per share on all such matters. Except as otherwise required by applicable law, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters to be voted on by the stockholders of the Corporation; provided, that for any matter to be voted on by the stockholders which independently affects only one class of Common Stock, without such an effect on the other class, the affected class of Common Stock shall vote as a separate class on such matters.

                  2. Dividends. Subject to the rights of any series of Preferred Stock, dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, and the holders of Class A Common Stock and Class B Common Stock shall be entitled to participate in such dividends ratably on a per share basis; provided, that if dividends are declared which are payable in shares of Class A Common Stock or Class B Common Stock, dividends shall be declared which are payable at the same rate on both classes of Common Stock and the dividends payable in shares of Class A Common Stock shall be payable to holders of that class of stock and the dividends payable in shares of Class B Common Stock shall be payable to holders of that class of stock.

                  3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after either (i) the holders of Preferred Stock shall have been paid in full the amounts to which they shall be entitled in accordance with Section 2A of Article Fourth, the terms of any outstanding series of Preferred Stock and applicable law, or (ii) an amount sufficient to pay the aggregate amount to which the holders of the Preferred Stock shall be entitled shall have been deposited with a bank or trust company having capital, surplus and

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undivided profits of at least Twenty-Five Million Dollars ($25,000,000) as a trust fund for the benefit of the holders of such Preferred Stock, then, the remaining net assets of the Corporation shall be distributed to the holders of Common Stock pro rata based on the number of shares held by the holders of the Common Stock, to the exclusion of the holders of such Preferred Stock.

                  4.       Conversion.

                           For purposes of this paragraph 4 of Article Fourth,
Section 2B, the following terms shall be defined as follows:

                                    "Affiliate" shall mean (i) with respect to
any natural person, the parents, spouse, siblings, lineal descendants and successors in interest upon death of such person, as well as any trust, all of the beneficiaries of which consist of any of the foregoing, and (ii) with respect to any Person other than a natural person, any other Person controlling, controlled by or under common control with such Person.

                                    "Conversion Event" shall mean (i) with
respect to Class B Common Stock held by any Person, any Transfer of such Class B Common Stock to a Person who, immediately prior to such Transfer, is not a holder of Class B Common Stock or an Affiliate of the Transferor or such holder, other than the pledge by such holder of Class B Common Stock of such Class B Common Stock as security for indebtedness incurred in connection with financing the purchase of such Class B Common Stock and any pledge of such Class B Common Stock in connection with any refinancing of such indebtedness; or (ii) with respect to Class B Common Stock held by any employee of the Corporation or any of its subsidiaries, such employee ceasing to be employed on a full-time basis by the Corporation or such subsidiary (the date of cessation of employment constituting the date of occurrence of the Conversion Event for purposes of this paragraph 4 of Article Fourth, Section 2B), unless the Class B Common Stock held by such employee is Transferred to Onex Corporation, an Affiliate thereof or any other employee of the Corporation or any of its subsidiaries within 45 days after such employee ceases to be so employed.

                                    "Person" shall mean any natural person and
any corporation, partnership, limited liability company, joint venture, trust, unincorporated organization and any other entity or organization;

                                    "Transfer" shall mean (i) any sale,
exchange, assignment, conveyance, gift, disposition or other transfer, (ii) the granting of any lien, security interest, pledge or other encumbrance, or (iii) the entering into of any agreement to do any of the foregoing; but shall not include the issue or sale of Common Stock by the Corporation.


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                  4A.      Conversion of Class B Common Stock.

                  (a) Upon the occurrence of a Conversion Event, each share of Class B Common Stock subject to such Conversion Event shall automatically convert into one share of Class A Common Stock. Upon the occurrence of any Conversion Event, the holder or holders of Class B Common Stock affected thereby shall promptly comply with the procedures for conversion of Class B Common Stock to Class A Common Stock as set forth in subsection 4B of this Article Fourth,
Section 2B.

                  (b) Each holder of Class B Common Stock shall be entitled at any time to convert any or all of the shares of such holder's Class B Common Stock into the same number of shares of Class A Common Stock by electing to do so in accordance with the procedures set forth in subsection 4B of this Article Fourth, Section 2B.

                  4B.      Conversion Procedure.

                  (a) In connection with each conversion of shares of Class B Common Stock into shares of Class A Common Stock, the certificate or certificates representing the shares to be converted shall be surrendered at the principal office of the Corporation at any time during normal business hours. In the case of an elective conversion pursuant to subsection 4A(b) of this Article Fourth, Section 2B, the surrender of the certificate or certificates representing such Class B Common Stock shall be accompanied by a written notice by the holder of such shares stating that the holder desires to convert the shares, or a stated number of the shares, of such Class B Common Stock represented by such certificate or certificates into shares of Class A Common Stock.

                  Each conversion pursuant to a Conversion Event shall be deemed to have been effected as of the date on which such Conversion Event occurred. Each elective conversion pursuant to subsection 4A(b) shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and the corresponding notice has been received. Immediately upon the conversion of Class B Common Stock into Class A Common Stock, the rights of the holder of the converted Class B Common Stock with respect to the shares so converted shall cease and the Person or Persons in whose name or names the certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

                  (b) For each conversion effected pursuant to a Conversion Event, promptly after the surrender of certificates, the Corporation shall issue and deliver the certificate or certificates for the Class A Common Stock issuable upon such conversion. For each conversion effected pursuant to an elective conversion under subsection 4A(b), promptly after the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (i) the certificate or certificates for the Class A Common Stock issuable upon such conversion and (ii) a certificate representing any Class B Common Stock which was

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represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

                  (c) The issuance of certificates for Class A Common Stock upon conversion of Class B Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common Stock.

                  (d) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon the conversion of the Class B Common Stock, such number of shares of Class A Common Stock issuable upon the conversion of all outstanding Class B Common Stock. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or automatic quotation system upon which shares of Class A Common Stock may be listed or quoted (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance).

                  (e) The Corporation shall not close its books against the transfer of shares of Common Stock in any manner which would interfere with the timely conversion of any shares of Class B Common Stock.

                  5. Stock Splits. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately subdivided or combined in a similar manner.

                  6. Reorganization, Consolidation or Merger. In case of any reorganization or consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation, each holder of a share of Class A Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class B Common Stock and each holder of a share of Class B Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class A Common Stock.

         C.       General Provisions

                  1. Nonliquidating Events. A consolidation or merger of the Corporation with or into another corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, or any combination thereof, of all or substantially all of the assets of the Corporation shall


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not be deemed or construed to be a liquidation, dissolution or winding up of the
Corporation within the meaning of this Article Fourth.

                  2. No Preemptive Rights. No holder of Preferred Stock or Common Stock of the Corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration, or by way of dividend.

                  FIFTH: The Board of Directors shall have the power to make, alter or repeal the by-laws of the Corporation.

                  SIXTH: The election of the Board of Directors need not be by written ballot.

                  SEVENTH: The Corporation shall indemnify to the fullest extent permitted by Section 145 of the GCL each person who is or was a director or officer of the Corporation and the heirs, executors and administrators of such a person.

                  EIGHTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective, except that he may be liable (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or
(iv) for any transaction from which the director derived an improper personal benefit.

                  NINTH: The Corporation elects not to be governed by Section 203 of the GCL.

                  TENTH: No action required or permitted to be taken at any meeting of stockholders may be taken by written consent without a meeting.

                  ELEVENTH: Special meetings of the stockholders may be called by resolution of the Board of Directors and shall be called by the chairman of the board, chief executive officer or secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of directors then in office. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.


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                  IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed this ____ day of November, 1996.

                                     PROSOURCE, INC.


                                     By:________________________________________
                                         Paul A. Garcia de Quevedo
                                         Vice President, Treasurer and Secretary


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